Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anat Hakim, Lucas Montarce, and Donald Zakrowski, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, an Annual Report on Form 10-K for the year ended December 31, 2025 for Eli Lilly and Company, and any and all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of February 10, 2026.

Signature	Title

/s/ Ralph Alvarez	Director
RALPH ALVAREZ

/s/ Katherine Baicker, Ph.D.	Director
KATHERINE BAICKER, Ph.D.

/s/ Carolyn Bertozzi, Ph.D.	Director
CAROLYN BERTOZZI, Ph.D.

/s/ Erik Fyrwald	Director
ERIK FYRWALD

/s/ Mary Lynne Hedley, Ph.D.	Director
MARY LYNNE HEDLEY, Ph.D.

/s/ Jamere Jackson	Director
JAMERE JACKSON

/s/ Kimberly Johnson	Director
KIMBERLY JOHNSON

/s/ William Kaelin, Jr., M.D.	Director
WILLIAM KAELIN, JR., M.D.

/s/ Juan Luciano	Director
JUAN LUCIANO

/s/ Jon Moeller	Director
JON MOELLER

/s/ Gabrielle Sulzberger	Director
GABRIELLE SULZBERGER